Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GWG Holdings, Inc. and Subsidiaries

Dallas, Texas

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-220288; 333-220288-01) and Form S-8 (File No. 333-226974) of GWG Holdings, Inc. and Subsidiaries of our report dated July 9, 2019, relating to the consolidated financial statements for the year ended December 31, 2018, which appears on page F-3 of this annual report on Form 10-K for the year ended December 31, 2019.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 27, 2020